UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2008
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

555 Montgomery Street San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Pursuant to the Investment Agreement entered into between UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“UCBH”), and China Minsheng Banking Corp., Ltd., a Chinese joint stock commercial bank (“Minsheng”), on October 7, 2007 (the “Investment Agreement”), the purchase price for the shares issued by UCBH in the second phase (the “Second Phase Shares”) would be the average closing price of UCBH common stock as quoted on the Nasdaq Global Select Market for the 90 trading days preceding the fifth business day prior to the second closing (the “Second Phase Baseline Date”), plus a 5% premium. Minsheng currently owns approximately 4.9% of UCBH’s outstanding common stock as a result of the initial closing under the Investment Agreement, completed on March 5, 2008. The Investment Agreement provides for the closing of a second phase of investment which will result in Minsheng owning an aggregate of 9.9% of UCBH’s outstanding common stock.
     In order to complete the second closing, Minsheng must obtain foreign exchange remittance approval from China’s State Administration of Foreign Exchange (“SAFE”). SAFE requires that Minsheng’s foreign exchange approval application fix the total purchase price for the Second Phase Shares. On September 22, 2008, US Pacific Time, UCBH and Minsheng entered into an amendment (the “Amendment”) to the Investment Agreement, in order to accommodate the SAFE application requirement, which sets August 30, 2008, as the Second Phase Baseline Date. UCBH will therefore issue Second Phase Shares to Minsheng at a price based on the 90 day average closing price as of August 30, 2008, plus a 5% premium as provided in the Investment Agreement. Based on recent average closing prices of UCBH common stock, UCBH management expects that the ultimate price per share of the Second Phase Shares will not be materially different from the price that would have been calculated had the Second Phase Baseline Date not been amended to be fixed as August 30, 2008. UCBH expects that the second closing will be completed in October 2008, through the issuance of new shares of UCBH common stock to Minsheng.
      Unless otherwise stated in the Amendment, the provisions of the Investment Agreement remain in full force and effect. A copy of the Amendment will be filed as an exhibit to UCBH’s Quarterly Report on Form 10-Q for the three months ending September 30, 2008.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Appointment of Director
     On September 24, 2008, the Boards of Directors of UCBH, the holding company of United Commercial Bank (“UCB”), and of UCB each appointed Mr. Qingyuan Wan as a new member of the Boards of Directors of UCBH and UCB, effective as of September 25, 2008. Mr. Wan was recommended pursuant to the Investor’s Rights and Standstill Agreement dated October 7, 2007, between UCBH and Minsheng, which grants Minsheng the right to recommend one person to be appointed to the Board of Directors of UCBH, after the completion of the Initial Closing of Minsheng’s 4.9% investment in UCBH on March 5, 2008. Mr. Wan is designated to serve as a member of the Investment Committee and the Nominating Committee of the Boards of UCBH and UCB.
     Mr. Wan was granted 24,000 stock options as an Outside Director pursuant to UCBH’s Amended and Restated 2006 Equity Incentive Plan. Mr. Wan’s acceptance of the grant is subject to his review of applicable Chinese legal requirements.
     The press release issued on September 25, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
     Forward-Looking Statements
     Certain statements contained in this Current Report on Form 8-K may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to UCBH’s and UCB’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of UCBH and UCB. The factors include, among others: economic and business conditions in the areas and markets in which UCBH and UCB operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of UCB’s borrowers to pay their debts to UCB; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which UCB invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the UCB to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents UCBH files with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except to the extent required by applicable law or regulation, UCBH undertakes no obligation to update these forward-looking statements to reflect events, developments or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of future events.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

The following exhibit is included with this Report:

Exhibit Number	Description

99.1	Press release of September 25, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2008	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer